Exhibit 10.7

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment is entered into as of September 22, 2025 (“Amendment Signature Date”), by Eugene A. Bauer, MD, an individual with a residence at *** (“Employee”) and Evommune, Inc., with offices at 1841 Page Mill Road, Palo Alto, CA 94304 (“Evommune”) (together, the “Parties”), and amends that certain Employment Agreement entered into by the Parties as of November 1, 2024 (“Agreement”). Capitalized terms in this Amendment that are not otherwise defined have the meaning set forth in the Agreement.

A. Employee and Evommune entered into the Agreement to establish the terms under which Company desires to continue to employ Employee and Employee desires to continue to be employed by the Company on the terms contained herein.

B. Employee and Evommune now wish to amend the Agreement as described below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the Parties hereby agree as follows:

Effective as of January 1, 2026 (“Amendment Effective Date”), Section 4 (a) of the Agreement shall be deleted in full and replaced with the following:

a.

Base Salary. Employee’s annual base salary shall be $350,000, paid in accordance with the Company’s normal payroll schedule, procedures and policies (which schedule, procedures and policies may be modified from time to time) and subject to applicable deductions as required by law and elected by Employee. The base salary in effect at any given time is referred to herein as “Base Salary.” The Company shall review Employee’s salary on an annual basis and may, in its discretion, consider and declare from time to time increases in the Base Salary that it pays Employee.

This Section shall remain unchanged from the Amendment Signature Date until the Amendment Effective Date. For the avoidance of doubt, this Amendment to the Agreement shall not be considered grounds for resignation for “Good Cause” under Section 5(d) of the Agreement.

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this Amendment and the Agreement or any earlier amendment, the terms of this Amendment shall prevail.

WHEREAS the parties have caused this Amendment to be executed by a duly authorized representative to be effective as of the date first set forth above.

EMPLOYEE		Evommune, Inc.

By:	/s/ Eugene A. Bauer, MD	By:	/s/ Luis Peña
Name: Eugene A. Bauer, MD		Name: Luis Peña
Date: 9/22/2025		Title: President and CEO
Date: 9/23/2025